EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TOSECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GrubHub Inc. (the “Company”) on Form 10-K for the period ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew Maloney, Chief Executive Officer and Director of the Company, certify, as of the date hereof and solely for purposes of and pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Matthew Maloney
Matthew Maloney
Chief Executive Officer and Director

Date: February 28, 2018